News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

(603) 893-9701

e-mail: InvestorRelations@Standex.com

STANDEX REPORTS SECOND-QUARTER 2018 FINANCIAL RESULTS

Achieves 20.6% Sales Increase and 8.8% Organic Increase

GAAP Operating Income Increases 37.4% and Non-GAAP Operating Income Grows 19.2%

GAAP EPS loss of $0.22 Reflects Tax Law Reform Impact while Non-GAAP EPS Increases 8.7%

SALEM, NH – January 30, 2018. . . . Standex International Corporation (NYSE:SXI) today reported financial results for its fiscal year 2018 second quarter ended December 31, 2017.

Second-Quarter Fiscal 2018 Results

Net sales increased 20.6% year over year to $209.8 million with organic sales up 8.8%. Acquisitions contributed a positive 10.0% to growth and foreign exchange had a positive effect of 1.8%.

Net income from continuing operations was a loss of $2.8 million, or $0.22 per share, reflecting the Company’s assessment to date of the impact of the new U.S. tax legislation that was signed into law in late December. This quarter’s net income included tax-effected $0.5 million of acquisition-related costs, $1.5 million of restructuring charges, and $15.0 million of discrete tax items. This compares with second-quarter fiscal 2017 net income from continuing operations of $10.4 million, or $0.82 per diluted share, including tax-effected $1.1 million of acquisition-related costs, $1.2 million of restructuring charges, $0.8 million of purchase accounting and $0.5 million of tax gains from discrete items. Excluding the aforementioned items from both periods, non-GAAP net income from continuing operations was $14.2 million, or $1.12 per diluted share, up from $13.1 million, or $1.03 per diluted share, in the prior-year period. The second quarter of fiscal 2017 results include $0.2 million of tax benefit from the adoption of ASU 2016-09.

Net working capital (defined as accounts receivable plus inventories less accounts payable) was $169.3 million at the end of the second quarter of fiscal 2018, compared with $150.0 million a year earlier.  Working capital turns improved to 5.0 in the second quarter of fiscal 2018 versus 4.6 in the year-earlier quarter primarily due to higher Accounts Payable.

The Company closed the quarter with net debt (defined as debt less cash) of $106.8 million, compared with a net debt position of $3.0 million a year ago.

A reconciliation of net income, earnings per share and net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Impact of New Tax Regulations

The Company has evaluated the major changes of the new U.S. tax legislation that was signed into law in late December 2017.  Based on the Company’s preliminary evaluation, a provisional estimate for two non-recurring charges of $13.8 million related to tax on foreign earnings and $1.2 million for the revaluation of deferred taxes due to the federal rate changes were included in second-quarter results.  Over the long run, given that Standex generates a majority of its income overseas, management expects the tax law change to be a relatively neutral event for the Company that will marginally decrease its effective tax rate.

Management Comments

“We delivered another quarter of topline growth across all five business segments and all regions,” said President and Chief Executive Officer David Dunbar. “In addition, our three recent acquisitions have continued to contribute positively to sales and margins.”

Segment Review

Food Service Equipment sales increased 5.4% year over year. Operating income on a GAAP basis increased by 8.8%, and decreased 5.4% on an adjusted basis due to $1.1 milion of purchase accounting in the prior year.

“Strong sales in Scientific, Refrigeration and Specialty Solutions were partially offset by lower Cooking sales.  Operating income was positively impacted by an increased mix of differentiated products, but were more than offset by the weakness in standard products,” said Dunbar.

“We have made meaningful progress with the restructuring of our standard products businesses,” Dunbar continued. “This includes implementing several lean manufacturing and operational programs that we expect will yield margin improvements in the second half of the year. In addition, we have implemented focused manufacturing footprint activities to consolidate our cabinet business in Refrigeration and we expect to benefit from those actions as early as the end of the fiscal year.”

“Looking ahead, we remain focused on advancing our strategy to grow differentiated products through expanded market tests and growth laneways.”

Engraving sales increased 31.0% year over year. Operating income was up 4.4% compared to last year.

“Mold texturizing sales were once again up in all regions as we continued to capitalize on automotive OEM new model introductions and a strong contribution from the Piazza Rosa acquisition,” said Dunbar. “Our efforts to develop growth laneways in Engraving have continued to be very successful with new technology sales from Architexture, laser, tool finishing and nickel shell up $3.1 million. In addition, we have a rich funnel of growth opportunities that are being explored through market tests.”

“Engraving margins were negatively impacted by implementation of growth initiatives as well as integration costs associated with the Piazza Rosa acquisition.  We expect continued growth from new technologies and our Piazza Rosa acquisition.”

Engineering Technologies sales increased 18.2% year over year, and operating income declined 18.6%.

“Sales growth in Engineering Technologies was led by strength in Aviation sales,” said Dunbar. “However, margins were negatively impacted by large development programs in Space and Aviation.  Legacy aviation pricing pressures continued to affect margins in the current quarter.”

“Going forward, we remain focused on completing key Space and Aviation development programs, and ramping up to deliver on long-term Aviation programs for next-generation aircraft.”

Electronics sales were up 61.5% year over year. Operating income was up 67.8%.

“The year-over-year sales increase in Electronics was driven by double-digit organic growth in all regions, as well as strong contributions from Standex Electronics Japan. This acquisition continues to perform very well and deliver meaningful cost and sales synergies,” said Dunbar.

“Looking ahead, we are focused on capitalizing on increased market demand, developing market tests for new sensor technologies, and expanding growth laneways.”

Hydraulics reported a 22.2% year-over-year sales increase while operating income increased 52.8%.

“Hydraulics sales growth was primarily driven by strength in refuse as well as the recovery in the dump truck and trailer markets,” said Dunbar. “Backlog remained solid and our project pipeline remains strong. As a result, we remain optimistic about this segment for the remainder of fiscal 2018.”

Business Outlook

“Looking ahead, we expect strong sales momentum to continue in Engraving, Electronics, Engineering Technologies and Hydraulics,” said Dunbar. “In Food Service Equipment, we are confident that the operational improvements we are implementing will deliver higher margins. Our acquisition pipeline is robust, and our balance sheet is poised to fund future growth. With a focus on deploying the Standex Value Creation System across all businesses, we continue to position Standex to fulfill our mission to become a best-in-class operating company serving attractive, differentiated markets with solid growth prospects.”

Conference Call Details

Standex will host a conference call for investors today, January 30, 2018 at 10:00 a.m. ET. On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Webcasts and Presentations”, located at www.standex.com.  A replay of the webcast will also be available on the Company’s web site shortly after the conclusion of the presentation through February 13, 2018. To listen to the playback, please dial (800) 585-8367 in the U.S. or (404) 537-3406 internationally; the passcode is 8878539. The webcast replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP income from operations, non-GAAP net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures including the impact of restructuring charges, purchase accounting, discrete tax events, and acquisition costs help investors to obtain a better understanding of our operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect.  Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment, Engraving, Engineering Technologies, Electronics, and Hydraulics with operations in the United States, Europe, Canada, Japan, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Standex International Corporation
Consolidated Statement of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(In thousands, except share data)	2017	2016	2017	2016

Net sales	$209,751	$173,854	$424,130	$353,454
Cost of sales	138,225	116,960	278,423	234,784
Gross profit	71,526	56,894	145,707	118,670

Selling, general and administrative expenses	50,679	40,493	100,705	82,105
Restructuring costs	1,966	1,664	4,970	2,058
Acquisition related costs	703	1,503	1,708	1,503

Income from operations	18,178	13,234	38,324	33,004

Interest expense	1,793	850	3,514	1,547
Other (income) expense, net	(453)	(332)	(1,058)	(766)
Total	1,340	518	2,456	781

Income from continuing operations before income taxes	16,838	12,716	35,868	32,223
Provision for income taxes	19,642	2,274	24,672	7,437
Net income (loss) from continuing operations	(2,804)	10,442	11,196	24,786

Income (loss) from discontinued operations, net of tax	(3)	6	(2)	(44)

Net income (loss)	$(2,807)	$10,448	$11,194	$24,742

Basic earnings per share:
Income (loss) from continuing operations	$(0.22)	$0.82	$0.88	$1.96
Income (loss) from discontinued operations	-	-	-	-
Total	$(0.22)	$0.82	$0.88	$1.96

Diluted earnings per share:
Income (loss) from continuing operations	$(0.22)	$0.82	$0.88	$1.94
Income (loss) from discontinued operations	-	-	-	-
Total	$(0.22)	$0.82	$0.88	1.94

Average Shares Outstanding
Basic	12,704	12,659	12,689	12,668
Diluted	12,704	12,761	12,778	12,778

As required, the fiscal results for the three and six months ended December 31, 2016 have been recast to include a tax benefit of $0.2 million and $0.6 million, respectively, from the adoption of Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting. In addition, the ASU requires a prospective update to the treasury method of calculating weighted average diluted shares outstanding resulting in the inclusion of additional shares in our fiscal 2017 diluted EPS calculations.

Standex International Corporation
Condensed Consolidated Balance Sheets

	(Unaudited)
	December 31,	June 30,
(In thousands)	2017	2017

ASSETS
Current assets:
Cash and cash equivalents	$109,389	$88,566
Accounts receivable, net	131,584	127,060
Inventories	130,715	119,401
Prepaid expenses and other current assets	9,604	8,397
Income taxes receivable	1,012	2,469
Deferred tax asset	-	14,991
Total current assets	382,304	360,884

Property, plant, equipment, net	144,610	133,160
Intangible assets, net	102,216	102,503
Goodwill	249,685	242,690
Deferred tax asset	10,699	1,135
Other non-current assets	27,156	27,304
Total non-current assets	534,366	506,792

Total assets	$916,670	$867,676

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$93,049	$96,487
Accrued liabilities	63,985	58,694
Income taxes payable	6,685	4,783
Total current liabilities	163,719	159,964

Long-term debt	216,157	191,976
Accrued pension and other non-current liabilities	115,862	107,072
Total non-current liabilities	332,019	299,048

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	59,016	56,783
Retained earnings	723,435	716,605
Accumulated other comprehensive loss	(112,075)	(115,938)
Treasury shares	(291,420)	(290,762)
Total stockholders' equity	420,932	408,664

Total liabilities and stockholders' equity	$916,670	$867,676

The condensed consolidated balance sheet at June 30, 2017 was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
(Unaudited)
	Six Months Ended
	December 31,
(In thousands)	2017	2016

Cash Flows from Operating Activities
Net income	$11,193	$24,742
Loss from discontinued operations	2	44
Income from continuing operations	11,195	24,786

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,052	9,044
Stock-based compensation	2,877	2,843
Non-cash portion of restructuring charge	664	42
Contributions to defined benefit plans	(530)	(624)
Net changes in operating assets and liabilities	(2,592)	(15,248)
Net cash provided by operating activities - continuing operations	25,666	20,843
Net cash (used in) operating activities - discontinued operations	(45)	(227)
Net cash provided by operating activities	25,621	20,616
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(15,683)	(13,029)
Expenditures for acquisitions, net of cash acquired	(10,397)	(24,660)
Proceeds from life insurance policies	2,217	24
Other investing activities	1,093	652
Net cash (used in) investing activities	(22,770)	(37,013)
Cash Flows from Financing Activities
Proceeds from borrowings	108,500	73,000
Payments of debt	(87,288)	(41,000)
Activity under share-based payment plans	622	618
Purchase of treasury stock	(1,924)	(6,905)
Cash dividends paid	(4,312)	(3,798)
Net cash provided by financing activities	15,598	21,915

Effect of exchange rate changes on cash	2,374	(6,205)

Net changes in cash and cash equivalents	20,823	(687)
Cash and cash equivalents at beginning of year	88,566	121,988
Cash and cash equivalents at end of period	$109,389	$121,301

As required, the fiscal results for the three and six months ended December 31, 2016 have been recast to include a tax benefit of $0.2 million and $0.6 million, respectively, from the adoption of Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting.

Standex International Corporation
Selected Segment Data
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(In thousands)	2017	2016	2017	2016
Net Sales
Food Service Equipment	$97,222	$92,200	$200,287	$184,852
Engraving	33,879	25,861	66,708	52,591
Engineering Technologies	21,928	18,549	42,195	37,269
Electronics	46,035	28,497	92,850	59,148
Hydraulics	10,687	8,747	22,090	19,594
Total	$209,751	$173,854	$424,130	$353,454

Income from operations
Food Service Equipment	$7,841	$7,206	$18,266	$16,694
Engraving	6,796	6,510	14,216	13,907
Engineering Technologies	1,529	1,877	2,695	3,372
Electronics	10,221	6,091	20,457	12,565
Hydraulics	1,496	979	3,348	3,108
Restructuring	(1,966)	(1,664)	(4,970)	(2,058)
Acquisition related costs	(703)	(1,503)	(1,708)	(1,503)
Corporate	(7,036)	(6,262)	(13,980)	(13,081)
Total	$18,178	$13,234	$38,324	$33,004

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
(In thousands, except percentages)	2017	2016	% Change	2017	2016	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$18,178	$13,234	37.4%	$38,324	$33,004	16.1%
Adjustments:
Restructuring charges	1,966	1,664		4,970	2,058
Acquisition-related costs	703	1,503		1,708	1,503
Purchase accounting	-	1,086		205	1,086
Adjusted income from operations	$20,847	$17,487	19.2%	$45,207	$37,651	20.1%
Interest and other income (expense), net	(1,340)	(518)		(2,456)	(781)
Provision for income taxes	(19,642)	(2,274)		(24,672)	(7,437)
Discrete and other tax items	15,016	(467)		15,016	(467)
Tax impact of above adjustments	(678)	(1,114)		(1,748)	(1,218)
Net income from continuing operations, as adjusted	$14,203	$13,114	8.3%	$31,347	$27,748	13.0%

EBITDA and Adjusted EBITDA:
Net income from continuing operations, as reported	$(2,804)	$10,442		$11,196	$24,786
Add back:
Provision for Income Taxes	19,642	2,274		24,672	7,437
Interest expense	1,793	850		3,514	1,547
Depreciation and amortization	7,183	4,671		14,052	9,044
EBITDA	$25,814	$18,237	41.5%	$53,434	$42,814	24.8%
Adjustments:
Restructuring charges	1,966	1,664		4,970	2,058
Acquisition-related costs	703	1,503		1,708	1,503
Purchase accounting	-	1,086		205	1,086
Adjusted EBITDA	$28,483	$22,490	26.6%	$60,317	$47,461	27.1%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$31,121	$19,394		$25,666	$20,843
Less: Capital expenditures	(6,827)	(5,908)		(15,683)	(13,029)
Free operating cash flow	$24,294	$13,486		$9,983	$7,814

Net income from continuing operations	(2,804)	10,442		11,194	24,786
Discrete tax item - tax on foreign cash	15,016	-		15,016	-
Adjusted net income	12,212	10,442		26,210	24,786
Conversion of free operating cash flow	198.9%	129.2%		38.1%	31.5%

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
Adjusted earnings per share from continuing operations	2017	2016	% Change	2017	2016	% Change

Diluted earnings per share from continuing operations, as reported	$(0.22)	$0.82	(126.8%)	$0.88	$1.94	(54.6%)

Adjustments:
Restructuring charges	0.12	0.10		0.29	0.12
Acquisition-related costs	0.04	0.09		0.10	0.09
Discrete Tax Items	1.18	(0.04)		1.18	(0.04)
Purchase accounting expenses	-	0.06		0.01	0.06
Diluted earnings per share from continuing operations, as adjusted	$1.12	$1.03	8.7%	$2.46	$2.17	13.4%

Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unanticipated legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economic conditions in the markets we serve, the impact of foreign exchange, increases in raw material costs, the ability to substitute less expensive alternative raw materials, changes in the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, market acceptance of our products, our ability to design, introduce and sell new products and related product components, the ability to redesign certain of our products to continue meeting evolving regulatory requirements, the impact of delays initiated by our customers, our ability to increase manufacturing production to meet demand, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions, changes in pension funding requirements, the impact of recently passed tax reform legislation in the United States and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2017, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.